                                                                    EXHIBIT 99.1

                                         CHIQUITA
                                  [LOGO] BRANDS
                                         INTERNATIONAL


NEWS RELEASE

FOR IMMEDIATE RELEASE

          CHIQUITA FILES CHAPTER 11 DEBT RESTRUCTURING PLAN AS EXPECTED

           - PLAN INCORPORATES PREVIOUSLY-ANNOUNCED AGREEMENT WITH BONDHOLDERS
           - OPERATIONS TO CONTINUE AS NORMAL


Cincinnati, Ohio, November 28, 2001 - Chiquita Brands International, Inc. (NYSE:
CQB) today filed in Federal Court in Cincinnati a Pre-Arranged Plan of Reorganization under Chapter 11 of the U.S. Bankruptcy Code. The filing was made according to an agreement with bondholder committees announced November 12 that will reduce Chiquita's debt and accrued interest by more than $700 million and its future annual interest expense by about $60 million. The terms of the Plan are as previously announced.

The Chapter 11 Plan involves a restructuring of only the publicly held debt and equity securities of Chiquita Brands International, Inc., which is a holding company without any business operations of its own. The Company's subsidiaries, which hold all of its operations, are independent legal entities that generate their own cash flow and have access to their own credit facilities. These subsidiaries will continue to operate normally and without interruption, and their creditors will be unaffected. Throughout the process, customers will continue to receive shipments normally and suppliers will continue to be paid in full according to normal terms. The Company expects that the Chapter 11 case will be completed in 90 to 120 days.

Steven G. Warshaw, President and Chief Executive Officer of Chiquita, said: "The Chapter 11 filing brings us another step closer to completing the financial restructuring process we began in January. Since then, we have operated normally, as we will continue to do throughout the Chapter 11 process. It is our plan to emerge from Chapter 11 in the first quarter of 2002 with a solid balance sheet and a bright future. With the recent settlement of the U.S.-EU banana trade dispute, we will have even stronger prospects for revenue and earnings growth."



                                  *** MORE ***

Completion of the restructuring plan is subject to certain conditions, including its acceptance by affected classes of public debt and equity holders, whose approval will be solicited as part of the Court process. Having already achieved agreement with the ad hoc committees representing its bondholders, the Company continues to believe that it will receive the votes required for approval of the plan.

A copy of Chiquita's November 12, 2001 press release announcing its agreement with bondholders is available on www.chiquita.com.

Chiquita is a leading international marketer, producer and distributor of quality fresh fruits and vegetables and processed foods.




This press release contains certain statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of assumptions, risks and uncertainties, including the successful implementation of the restructuring of the Company's parent company debt described herein, the implementation of the announced U.S.-EU agreement regarding the EU's banana import regime, the continuing availability of sufficient borrowing capacity or other financing to fund operations, capital spending and working capital requirements, the prices at which Chiquita can sell its products, the costs at which it can purchase or grow (and availability of) fresh produce and other raw materials, currency exchange rate fluctuations, natural disasters and unusual weather conditions, operating efficiencies, labor relations, actions of governmental bodies, and other market and competitive conditions, many of which are beyond the control of Chiquita.

The forward-looking statements speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and the Company undertakes no obligation to update any such statements.

                                      * * *

FOR FURTHER INFORMATION, PLEASE CONTACT:
Jeffrey M. Zalla, Vice President, Corporate Communications
William T. Sandstrom, Director of Investor Relations

         Media contacts:   (513) 784-8517
         Investor calls:   (513) 784-8100